UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008.

OPTIGENEX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51248	20-1678933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Valley Brook Avenue, 2nd Floor, Suite B, Lyndhurst, NJ 07071
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(201) 355-2098

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Form 8-K, unless otherwise indicated or the context otherwise requires, all references to “we”, “our”, “us”, “our company”, the “Company”, “Optigenex”, or the “Registrant” refer to Optigenex Inc., a Delaware Corporation.

Item 5.01	Changes in Control of Registrant

On May 23, 2008, the Company issued 5,000,000 shares of Series A Super Preferred Stock (“Preferred Shares”) to Daniel Zwiren the Company’s President, Chief Executive Officer and sole Director for services rendered. The 5,000,000 Preferred Shares represent 100% of the Company’s authorized preferred shares.

The Preferred Shares have been designated to (i) carry voting rights per share equal to 20 times the number of votes as each share of common stock, (ii) carry no dividends, (iii) carry no liquidation preference, (iv) carry no conversion rights, and (v) not be subject to reverse stock splits and other changes to the common stock capital of the Company.

As a result of the fact that the 5,000,000 Preferred Shares issued to Mr. Zwiren carry voting rights equal to 20 times the number of votes as each share of common stock, Mr. Zwiren now has voting control equal to 100,000,000 shares of common stock.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIGENEX, INC.

Date: May 23, 2008	By:	/s/ Daniel Zwiren
Daniel Zwiren
Chief Executive Officer